UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2008

Shutterfly, Inc.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Suite 101, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On November 18 and 21, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Shutterfly, Inc. (the "Company") took the following actions relating to the Company's Chief Executive Officer:

The Committee established a new annual base salary level of $485,000 for Jeffrey T. Housenbold, the Company's Chief Executive Officer, effective as of November 18, 2008, and established an annual cash bonus target for Mr. Housenbold of 100% of Mr. Housenbold’s base salary for fiscal 2009.  Ten percent (10%) of the target bonus is guaranteed and will be paid quarterly in the following amounts:  $9,700 at the end of each of the first three quarters, and $19,400 at the end of the fourth quarter of fiscal 2009.  The balance of the target bonus ($436,500) will be paid quarterly if the Company achieves certain financial goals to be established by the Board for fiscal 2009.  Mr. Housenbold is eligible to receive, at the discretion of the Committee, up to 125% of the target bonus in the event the Company exceeds its financial goals.

In addition, the Committee approved the award to Mr. Housenbold of 400,000 restricted stock units (“RSUs”), of which 280,000 will vest and be settled annually over three years, 1/3 on each of November 21, 2009, November 21, 2010 and November 21, 2011, and the remaining 120,000 RSUs will be performance based.  The performance based RSUs will be awarded to the extent that the Company achieves certain quarterly financial goals to be established by the Board for fiscal 2009, with 20% of the performance based RSUs to be awarded based on achievement of the financial goals for each of the first three quarters and 40% to be awarded based on achievement of the financial goals for the fourth quarter of fiscal 2009.  To the extent earned, these performance based RSUs will vest and be settled annually over three years, 1/3 on each of February 15, 2010, February 15, 2011 and February 15, 2012.

The Committee also approved amendments to Mr. Housenbold’s employment agreement to provide that:

(a) in the event of Mr. Housenbold’s termination without cause or constructive termination, the vesting of all of his then outstanding stock options and RSUs will accelerate by 12 months, and all of his then vested stock options will remain exercisable until the earlier of 24 months following the date of his termination or the expiration date of the option; and

(b) in the event of Mr. Housenbold’s termination without cause or constructive termination within 12 months following a change of control of the Company, all of his then outstanding stock options and RSUs will accelerate in full, and all of his then vested options will remain exercisable until the earlier of 24 months following the date of his termination or the expiration date of the option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer

Date:  November 24, 2008